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                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-20033 and 333-71057) and on Form S-3 (File Nos. 333-58217 and 333-73365).



                                                         /s/ ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
March 26, 1999